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                               FIRST AMENDMENT TO
                           FEDERAL EXPRESS CORPORATION
                                CREDIT AGREEMENT


     This First Amendment (this "Amendment") is entered into as of December 1, 1993 by and among FEDERAL EXPRESS CORPORATION (the "Borrower"), the Lenders party to the Agreement (as hereinafter defined), and THE FIRST NATIONAL BANK OF CHICAGO as agent (in such capacity the "Agent"). The parties hereto agree as follows:

     WHEREAS, the Borrower, the Lenders, and the Agent are parties to that certain Credit Agreement dated as of May 7, 1993 (the "Agreement"); and

     WHEREAS, the Borrower has requested certain amendments of the Agreement and the Lenders and the Agent have agreed to the requested amendments upon the conditions set forth in this Amendment;

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     1. DEFINED TERMS. Capitalized terms used and not otherwise defined in this Amendment shall have the meanings attributed to them in the Agreement.

     2.   AMENDMENT OF AGREEMENT.  The Agreement is hereby amended as follows:

          (a) The following definition is inserted in Article I (Definitions) in the appropriate alphabetical position:

               "'Dealer' means a Lender, First Tennessee Bank, N.A., Union Planters National Bank of Memphis or any other national or state bank or trust company or dealer or broker of government securities having either (A) capital, surplus and undivided profits or (B) total equity of at least $250,000,000, or any affiliate thereof authorized to deal in the commercial products described in clauses (i), (ii), and (iii) of Section 6.17(e)."

          (b) Section 6.1(ii) is deleted in its entirety and the following is inserted in lieu thereof:

               "(ii) Within 45 calendar days after the end of each of the first three quarters of each fiscal year of the Borrower, for itself and the Consolidated Subsidiaries, consolidated unaudited balance sheets as at the close of each such period and consolidated profit and loss and reconciliation of surplus statements and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified as complete and accurate and prepared in accordance with GAAP by its Financial Officer, Treasurer or Controller.

          (c) Section 6.17(e) is deleted in its entirety and the following is inserted in lieu thereof.

                    "(e) For a period not in excess of one year, (i) marketable direct obligations of the United States of America, or an instrumentality or agency thereof, or (ii) instruments fully supported by marketable direct obligations of the United States of America, or an instrumentality or agency thereof, or (iii) open market commercial paper maturing within one year after acquisition of such commercial paper, which is rated A1 or better by S&P or P1 or better by Moody's; in each case, purchased by the Borrower or a Consolidated Subsidiary and actually

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               delivered to or held by a Dealer for the account of the Borrower or a Consolidated Subsidiary under a repurchase agreement with the Dealer from which such obligations or commercial paper was purchased obligating such Dealer to repurchase such obligations or commercial paper within fourteen calendar days after the date of such repurchase agreement,"

     3. REPRESENTATIONS AND WARRANTIES. The Borrower hereby confirms, reaffirms and restates the representations and warranties set forth in Article V of the Agreement as of the Effective Date (as defined in Section 4 of this Amendment) as though such representations and warranties were fully set forth herein. A Default under and as defined in the Agreement as amended by this Amendment shall be deemed to have occurred if any representation or warranty made pursuant to the preceding sentence shall be materially false on the date as of which it was made.

     4. EFFECTIVE DATE. This Amendment shall become effective as of the date first written above (the "Effective Date") upon receipt by the Agent of counterparts of this Amendment duly executed by the Borrower, the Agent and the Required Lenders.

     5. RATIFICATION. Except as amended hereby, the Agreement shall remain in full force and effect and is hereby ratified, approved, and confirmed in all respects. Upon the effectiveness of this Amendment, all references in the Agreement to "this Agreement" (and all indirect references such as "hereby," "herein," "hereof" and "hereunder") shall be deemed to be references to the Agreement as amended by this Amendment.

     6. COUNTERPARTS. This Amendment may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

     7. ENTIRE AGREEMENT. This Agreement, the Agreement as amended hereby, and the other Loan Documents embody the entire agreement and understanding among the Borrower, the Agent and the Lenders and supersede any and all prior agreements and understandings among the Borrower, the Agent and the Lenders relating to the subject matter thereof.

     8. GOVERNING LAW. This Amendment and the rights and obligations of the parties hereto shall be construed in accordance with and governed by the laws of the State of Illinois (without giving effect to any conflicts of law provisions contained therein).

     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the date first written above.

                                   FEDERAL EXPRESS CORPORATION

                                   By /s/ Charles M. Buchas, Jr.
                                      -------------------------------------
                                        Charles M. Buchas, Jr.
                                        Vice President and Treasurer


                                   THE FIRST NATIONAL BANK OF CHICAGO
                                        individually and as Agent

                                   By /s/ William S. Lear
                                      -------------------------------------
                                        William S. Lear
                                        Senior Vice President


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                                   BANK OF AMERICA NATIONAL TRUST
                                     AND SAVINGS ASSOCIATION

                                   By
                                      -------------------------------------
                                   Name
                                        -----------------------------------
                                   Title
                                         ----------------------------------


                                   BANK OF HAWAII

                                   By
                                      -------------------------------------
                                   Name
                                        -----------------------------------
                                   Title
                                         ----------------------------------

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